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                          OYSTER CREEK AGREEMENT

     This Oyster Creek Agreement (this "Agreement"), effective as of February 17, 1997, is by and among Destec Energy, Inc. ("Destec"), a Delaware corporation, The Dow Chemical Company ("Dow"), a Delaware corporation and NGC Corporation ("NGC"), a Delaware corporation.

                                WITNESSETH:
                                -----------

            WHEREAS, Oyster Creek Limited (the "Partnership"), a Texas limited partnership, which was formed pursuant to an Agreement of Limited Partnership, dated May 28, 1991, as amended and restated by the Amended and Restated Agreement of Limited Partnership (the "Restated Partnership Agreement"), dated September 9, 1992, by and among OCG CoGen, Inc. ("DGP"), a Delaware corporation, Oyster Creek CoGen ("DLP"), a Delaware corporation (collectively referred to in this Agreement as the "Destec Partners"), Transco Oyster Creek Company, a Delaware corporation and TEVCO Cogeneration Company, a Delaware corporation, has entered into that certain Ground Lease and Agreement (the "Ground Lease"), dated as of August 31, 1992, by and between Dow and the Partnership; and

     WHEREAS, pursuant to the Ground Lease the Partnership has constructed a cogeneration facility upon certain leased premises located within Dow's manufacturing complex at or near Oyster Creek, Texas (the "Project"); and

     WHEREAS, DGP and DLP are each a wholly owned subsidiary of Destec, the majority of the voting securities of which are owned by Dow; and

     WHEREAS, NGC desires to acquire Destec pursuant to an Agreement and Plan of Merger, dated February 17, 1997, by and among Destec, Dow, NGC and NGC Acquisition Corporation II (the "Acquisition"); and

     WHEREAS, pursuant to an Option Agreement, dated August 31, 1992 (the "Original Option Agreement"), DGP and DLP granted Dow various rights, including without limitation, an option to purchase, on the terms and conditions set forth therein, the partnership interests of DGP and DLP (the "Original Option"), as such interests are restated pursuant to the Restated Partnership Agreement (the "Subject Interests"); and

     WHEREAS, pursuant to the Original Option Agreement, upon the consummation of the Acquisition, Dow has the right to exercise the Original Option and purchase from DGP and DLP the Subject Interests; and

     WHEREAS, in order to induce Dow to waive its right

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to exercise the Original Option upon the consummation of the Acquisition, the parties are entering into this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

     1. Upon the consummation of the Acquisition, Dow hereby waives its right to exercise its option under Section 1(a) of the Original Option Agreement (but no other rights under the Original Option Agreement).

     2. NGC and Destec agree that, from and after the closing of the Acquisition, Destec shall not, directly or indirectly, sell or transfer any or all of the stock of the Destec Partners (the "Partners Stock") other than to an affiliate of Destec (which shall then be bound by this Agreement) unless Destec has given Dow a right of first refusal with respect to the Partners Stock on the following terms:

          (a) Prior to presenting Dow with a specific proposal from a party not affiliated with Destec to purchase the Partners Stock, Destec shall give Dow at least 14 days written notice that Destec is considering a sale of the Partners Stock and the identity and address of the prospective buyer or buyers (collectively referred to as, the "Prospective Buyer"). The Prospective Buyer must have sufficient financial resources to consummate a transaction.

          (b) At any time after the period described in subparagraph (a), if Destec has received a bona fide written proposal to purchase the Partners Stock which is not subject to financing conditions from a Prospective Buyer which Destec wishes to accept, Destec shall furnish Dow with a copy of such proposal and shall offer to sell the Partners Stock to Dow on substantially the same terms and conditions as set forth in such proposal. Destec's offer to sell the Partners Stock to Dow is referred to herein as the "Offer". Dow shall then have 14 days in which to decide to accept such Offer. If Dow does not accept such Offer within that 14-day period, Destec shall have the right, for the next 90 days, to sell the Partners Stock to the Prospective Buyer on terms no more favorable to the Prospective Buyer than those set forth in the Offer.

          (c) Destec shall not present Dow with more than two Offers in any 12-month period.

     3. Any notice, request, or other communication given or made pursuant to this Agreement shall be effective when received and shall be in writing and shall be hand delivered or sent by mail, courier, or facsimile or other electronic communication, addressed as follows:

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                 NGC

                      NGC Corporation
                      13430 Northwest Freeway, Suite 1200
                      Houston, Texas 77040-6095
                      Attention:  General Counsel
                      Facsimile:  (713) 507-6808

                 DESTEC
                      2500 CityWest Blvd., Suite 150
                      Houston, Texas  77042
                      Attention:  General Counsel
                      Facsimile:  (713) 735-4267

                 THE DOW CHEMICAL COMPANY

                      Texas Operations - Legal Department
                      APB Building
                      2301 Brazosport Boulevard
                      Freeport, Texas  77541-3257
                      Attention:  Division Counsel
                      Facsimile:  (409) 238-3587

or in each case to such other person or address or addresses as one party may notify in writing to the other.

     4. The parties to this Agreement agree that Section 13.1(b) of the Restated Partnership Agreement shall not be amended without the prior written consent of Dow.

     5. This Agreement shall not be construed to modify or eliminate rights of the parties contained in other agreements, including without limitation the Ground Lease or the Original Option (other than Dow's rights to exercise its option under Section 1(a) of the Original Option Agreement upon the consummation of the Acquisition).

     IN WITNESS WHEREOF, the parties to this Agreement have executed multiple copies of this Oyster Creek Agreement to be effective as of the date first above written.

THE DOW CHEMICAL COMPANY

By: /s/ B.G. Taylorson
   ------------------------------
   Name:  B.G. Taylorson
   Title: Corporate Director,
          Mergers & Acquisitions

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DESTEC ENERGY, INC.

By:

   /s/ Enrique M. Larroucau
   ------------------------------
   Name:  Enrique M. Larroucau
   Title: Senior Vice President,
          Chief Financial Officer
          and Treasurer


NGC CORPORATION

By: /s/ Kenneth E. Randolph
   ------------------------------
   Name: Kenneth E. Randolph
         -------------------
   Title: Senior Vice President
          and General Counsel
         -------------------